Exhibit 10.18

Loan Agreement

(English Summary)

Date of Signing	Dec 21, 2009

Parties to Contract	Great Shengda as Borrower and Xiaoshan Bank Branch of China as Lender

Principal Amount	RMB 15 million

Interest Rate	Fixed rate of 4.86% per annual

Interest Calculation	From the day the loan is actually borrowed, Interest is calculated as follows:
Interest=Amount actually borrowed*Days borrowed*Daily interet rate
Daily interest rate=4.86%/360

Payment of Interest	Quarterly payment

Loan Use	Daily operation cash flow

Drawdown	Drawdown within 2 working days after Dec 21, 2009

Term	6 months from the drawdown

Loan Use	Daily operation cash flow

Repayment	Repayment of full principal amount upon expiration of the term

Guarantee	SD Group acting as guarantor for the loan under a maximum debt guarantee

Penalty interest

                   The Borrower shall repay the principal and interest timely, where the Borrower fails to timely repay the principal, the Lender is entitled to calculate and collect default interest against the due principal based on a rate 50% above the interest rate set above from the expiration date till the date on which the principal and interest are paid off. During the overdue period in the case where the People’s Bank of China increases the benchmark interest rate, the default interest rate shall be increased correspondingly;

                   Should the Borrower fails to use the Loan according to the purpose as stated in the contract, the Lender shall have rights to collect default interest against the misappropriated principal based on days of the misappropriation at a rate of 100% above the rate stipulated in this Agreement until the principal and interest are paid off. During this period in the case where the People’s Bank of China increases the benchmark interest rate, the default interest rate shall be increased correspondingly;

The amount overdue and misappropriated have to pay penalty interest, which is 100% higher than the default interest rate;
The Lender is entitled to collect compound interest against the outstanding interest, which is the default interest rate during the term, and 50% above default interest rate after the loan is mature.

Undertaking		We list below some material undertakings:
	1.	the loan ranks higher than any shareholder loan;
	2.	no dividend distribution if after-tax profit is zero or negative or insufficient to compensate for loss from previous fiscal years, or fail or insufficient to use for repayment of the loan;
	3.	no disposal of asset in a manner that is detrimental to the capacity of repayment; and
	4.	external guarantee is no higher than the net value of its own asset and is within the limits specified in its AOA.

Breach of the		The following will be deemed as breach of the contract:
contract and	1.	The Borrower does not repay the principal and interest timely;
settlement	2.	The Borrower fails to use the Loan according to the purpose as stated in the contract;
	3.	The Borrower make any untrue statement, or not fulfill any warranty in this contract;
	4.	The Borrower breach other agreement with the lender;
	5.	Breach of the contract, or any other contract between the Borrower and the Lender, or any other organization of Bank of China;
	6.	The guarantor breaches the contract;
	7.	Termination of business or dissolution or bankruptcy of the Borrower.
And the Lender will be entitled to:
	1.	Require the Borrower and the guarantor to correct the breach;
	2.	Reduce or terminate the line of credit to the Borrower;
	3.	Partly or totally stop lending money to the Borrower under this contract;
	4.	Announce that all principal and interest are mature immediately;
	5.	Partly or totally terminate this contract, or other contract with the Borrower;
	6.	Deduct from the Borrower’s bank account in Bank of China with only a notification to the Borrower;
	7.	Demand compensation from the Borrower;
	8.	Execute its right on the guaranty, or demand the sponsor to take its responsibility;
	9.	Take other actions that the Lender consider possible and necessary.

Change and modify to the contract	Upon negotiation, the parties can change and modify the contract, and the change and modification will be indivisible part of the contract.

Dispute Resolution	Competent court in PRC